Exhibit 99.1

PULSE BIOSCIENCES QUARTERLY INVESTOR CONFERENCE CALL

Conference call today at 1:30 p.m. PDT / 4:30 p.m. EDT

HAYWARD, Calif. - (BUSINESS WIRE) – July 31, 2018 – Pulse Biosciences, Inc. (Nasdaq: PLSE), a clinical stage electroceutical company developing a proprietary therapeutic tissue treatment based on its Nano-Pulse Stimulation (NPS) platform, today reported recent corporate developments and financial results for the three- and six-month periods ended June 30, 2018.

Recent Developments

•

Announced treatment of first subjects in a study to evaluate the safety and efficacy of novel Nano-Pulse Stimulation for the treatment of Sebaceous Hyperplasia (SH), a common but difficult-to-treat facial lesion.

o

A multicenter study of NPS in the treatment of SH expected to enroll up to sixty patients at five leading medical centers across the U.S. The study’s primary success measurement is the degree of SH lesion clearance, as rated by the investigator at the final study visit. Study completion is expected by the end of 2018.

•	Announced the treatment of the first patient in a clinical study to evaluate NPS in Basal Cell Carcinoma (BCC).
o

A multi-center NPS & resect study evaluating immune and lesion response to NPS expected to enroll seventy-five patients with BCC at four leading skin cancer surgery centers in the U.S. The study will assess through histological and biomarker evaluation NPS’ impact on the primary BCC and changes elicited in the immune response to the BCC as a result of NPS. Study completion expected during the first quarter of 2019.

•

Abstract titled, Nanosecond Pulsed Stimulation study of intracellular organelle changes in liver tumor cells in vivo using electron microscopy, presented from the podium at The Joint Annual Meeting of the Bioelectromagnetics Society and the European Bioelectromagnetics Association.

o

Chief Science Officer Richard Nuccitelli, Ph.D., presented the results of a study of the intracellular effects of NPS on rat liver tumor cells as observed by electron microscopy. The study indicates that NPS treatment results in disruption of key intracellular organelles shortly after treatment and initiate cellular changes that present in the hours following treatment.

“Our progress in developing clinical applications for Nano-Pulse Stimulation continues to accelerate through 2018 as we move additional projects into the clinic and further build the portfolio of scientific evidence of our mechanism of action,” stated Darrin Uecker, President and Chief Executive Officer. “We are mid-way through 2018 and are excited not only as to the progress made so far but the opportunity for additional advancements during the remainder of 2018.”

Financial Highlights

Cash, cash equivalents, and investments totaled $27.5 million at June 30, 2018, compared to $38.1 million at December 31, 2017. Cash use totaled $5.9 million for the second quarter of 2018 compared to cash use of $3.9 million for the fourth quarter of 2017. Cash use for 2018 is currently anticipated to total approximately $24 million.

Operating expenses for the three-month period ended June 30, 2018 totaled $9.3 million, compared to $6.2 million for the three-month period ended June 30, 2017. Operating expenses for the three-month period ended June 30, 2018 included non-cash stock-based compensation of $3.2 million, compared to non-cash stock-based compensation of $2.8 million for the three-month period ended June 30, 2017.

Operating expenses for the six-month period ended June 30, 2018 totaled $18.0 million, compared to $9.5 million for the six-month period ended June 30, 2017. Operating expenses for the six-month period ended June 30, 2018 included non-cash stock-based compensation of $6.6 million, compared to non-cash stock-based compensation of $3.1 million for the six-month period ended June 30, 2017.

Conference Call Details

Pulse Biosciences will host an investor call on July 31, 2018, at 1:30 p.m. PDT / 4:30 p.m. EDT. The telephone dial-in number for the call is (844) 494-0190 (U.S. toll-free) or (508) 637-5580 (international) using Conference ID 3295809. Listeners will also be able to access the call via webcast available on the Investors section of the Company’s website at www.pulsebiosciences.com.

About Pulse Biosciences

Pulse Biosciences is a publicly listed clinical stage electroceutical company pursuing multiple clinical applications of its proprietary Nano-Pulse Stimulation technology. Nano-Pulse Stimulation (NPS) is a non-thermal, precise, focal tissue treatment technology comprised of nanosecond (billionth of a second) range pulsed electric fields that directly affect the cell membrane and intracellular structures and initiates cell death in treated cells. The initiation of cell death by NPS results in a minimal inflammatory response, which improves healing outcomes and supports the replacement of treated tissue cells with healthy tissue cells. NPS’ unique mechanism of action to initiate cell death has the potential to significantly benefit patients for multiple medical applications in dermatology, immune-oncology, and in other unique tissue targets. In cancerous lesions, NPS has been shown in preclinical models to induce immunogenic cell death (ICD), which exposes the unique antigens of the treated cells to the immune system and enrolls immune system cells, such as cytotoxic T-cells to mount an adaptive immune response. More information is available at www.pulsebiosciences.com.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Pulse Biosciences’ expectations regarding regulatory clearance and the timing of FDA filings or approvals, the mechanism of action of NPS treatments, current and planned future clinical studies, other matters related to its pipeline of product candidates, future financial performance, anticipated cash use and other future events.  These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Investor Relations:
Brian Dow

Sr. Vice President and Chief Financial Officer

IR@pulsebiosciences.com

Gitanjali Jain Ogawa

Solebury Trout

gogawa@troutgroup.com

(646) 378-2949

PULSE BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands)	2018	2017
ASSETS
Current assets:
Cash and investments	$27,499	$38,069
Prepaid expenses and other current assets	1,161	412
Total current assets	28,660	38,481
Leasehold improvements and equipment, net of
Accumulated depreciation	2,432	2,570
Intangible assets, net of accumulated amortization	5,545	5,878
Goodwill	2,791	2,791
Other assets	101	101
Total assets	$39,529	$49,821

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,502	$782
Accrued expenses	1,164	1,034
Deferred rent, current	406	397
Total current liabilities	3,072	2,213
Long term liabilities:
Deferred rent	1,410	1,613
Total liabilities	4,482	3,826
Stockholders’ equity:
Common stock	91,051	84,219
Accumulated other comprehensive loss	-	(51)
Accumulated deficit	(56,004)	(38,173)
Total stockholders’ equity	35,047	45,995
Total liabilities and stockholders’ equity	$39,529	$49,821

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three-Month Periods Ended
	June 30,	June 30,
(in thousands, except per share amounts)	2018	2017
Revenue	$—	$—
Operating expenses:
General and administrative	5,173	3,924
Research and development	3,960	2,130
Amortization of intangible assets	167	167
Total operating expenses	9,300	6,221
Other income:
Interest income	137	41
Total other income	137	41
Net loss	$(9,163)	$(6,180)
Net loss per share:
Basic and diluted net loss per share	$(0.54)	$(0.43)
Weighted average shares used to compute net loss per common share — basic and diluted	16,881	14,233

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Six-Month Periods Ended
	June 30,	June 30,
(in thousands, except per share amounts)	2018	2017
Revenue	$—	$—
Operating expenses:
General and administrative	10,555	5,268
Research and development	7,136	3,857
Amortization of intangible assets	333	333
Total operating expenses	18,024	9,458
Other income:
Interest income	193	80
Total other income	193	80
Net loss	$(17,831)	$(9,378)
Net loss per share:
Basic and diluted net loss per share	$(1.06)	$(0.67)
Weighted average shares used to compute net loss per common share — basic and diluted	16,861	14,019